Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Gerard A. Wills (“Employee”) and MultiCell Technologies, Inc. (“Company”) (collectively referred to as the “Parties”):

RECITALS

WHEREAS, Employee provided services to the Company pursuant to an Employment Offer Letter dated December 23, 2005 (the “Offer Letter”);

WHEREAS, the Company and Employee have entered into a Stock Option Agreement (the “Stock Option Agreement”) dated January 17, 2006 granting Employee an option to purchase up to 300,000 shares of the Company’s common stock pursuant to the Company’s 2004 Equity Incentive Plan;

WHEREAS, Employee executed an Employee Confidentiality and Inventions Assignment Agreement dated December 23, 2005 (the “Propriety Information Agreement”);

WHEREAS, Employee intends to terminate his employment with the Company effective as of the date of this Agreement (the “Employment Termination Date”);

WHEREAS, simultaneously with the execution of this Agreement, the Company and Employee shall enter into a Consulting Agreement, in substantially the form attached hereto as Exhibit A (the “Consulting Agreement”), pursuant to which, among other things, Employee shall continue to provide services to the Company as an independent contractor as set forth therein; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of, or in any way related to Employee’s relationship with, or separation as an employee from, the Company.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1. Consideration.

a. Cash.

i. Salary. The Company agrees to pay Employee all accrued wages and any unused vacation time. This payment will be made to Employee on the Effective Date of this Agreement.

ii. Reimbursements. In addition, the Company agrees to reimburse Employee within ten (10) business days of receipt by the Company, all expenses properly incurred by Employee on behalf of the Company through the Effective Date of this Agreement.

b. Vesting. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee will be 100% vested in all 300,000 shares of common stock subject to the Stock Option Agreement. The options will expire and Employee’s right to exercise such shares therein shall terminate upon the later of (i) March 30, 2007 and (ii) 90 days after Employee ceases to be a service provider to the Company. Employee may not elect to effectuate a cashless exercise of the options. Other than as set forth herein, the Stock Option Agreement shall continue to be in full force and effect.

c. Termination. Other than as set forth herein and the terms that survive termination, the Parties hereby mutually terminate the Offer Letter.

d. Benefits. Employee’s health insurance benefits shall hereby cease upon the Effective Date, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment will cease as of the Effective Date. Employee will cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Effective Date.

e. Return of Company Property. Employee shall return all of the Company’s property and confidential and proprietary information in his possession to the Company on the date Employee ceases to be a service provider, except that Employee may keep any property whose purchase Employee and the Company have previously agreed upon. The purchase price of any such property may be deducted from any cash consideration owed to Employee pursuant to this Section 1.

f. Proprietary Information Agreement. All of the terms of the Proprietary Information Agreement that survive termination shall remain in full force and effect.

2. Consulting Agreement. The Parties shall enter into the Consulting Agreement upon execution of this Agreement.

3. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

a. any and all claims relating to or arising from Employee’s relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal, or any state, constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

4. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement; (d) this Agreement shall be effective on the first day after the 7-day revocation period referred to above has expired, provided Employee has not revoked this Agreement during that time (the “Effective Date”); and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

5. California Civil Code Section 1542. Employee represents that he is not aware of any claims against any of the Releasees. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee.

7. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment with the Company. Employee further agrees not to apply for employment with the Company.

8. No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.

9. Non-Disparagement. Employee and Company agree to refrain from any disparagement, defamation, libel or slander of the Parties, or tortious interference with the contracts and relationships of the Parties.

10. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

11. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit or recruit any of the Company’s employees to leave their employment at the Company.

12. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

13. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN DIEGO COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF COMMERCIAL DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO ITS ATTORNEY FEES. ALSO, THE PREVAILING PARTY SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

16. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

17. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter hereof and Employee’s relationship with and separation from the Company as an employee and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company as an employee with the exception of the Offer Letter, the Stock Option Agreement, the Proprietary Agreement, and the Consulting Agreement

19. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized officer of the Company.

20. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.

21. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22. Assignment. The rights and obligations of the Employee shall not inure to the benefit of any successors, heirs, executors or administrators. The Company may assign its rights and obligations hereunder to any successor entity or person.

23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims as set forth herein. The Parties acknowledge that:

(a)	They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or have elected not to retain legal counsel;

(c)	They understand the terms and consequences of this Agreement and of the releases it contains;

(d)	They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: September 28, 2006	MultiCell Technologies, Inc.

	By:	/s/ Stephen Chang, Ph.D.
Stephen Chang, Ph.D.

Dated: September 28, 2006		/s/ Gerard A. Wills
Gerard A. Wills, an individual

Exhibit A

Consulting Agreement